UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 7, 2007
(Date of Earliest Event Reported)

NATIONAL HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12629 (Commission File Number)	36-4128138 (I.R.S. Employer Identification No.)

120 Broadway, 27th Floor, New York, NY 10271
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 417-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 7, 2007, National Holdings Corporation (the “Company,” “we” or “us”) announced that it has entered into an Agreement and Plan of Merger, dated as of November 7, 2007 (the “Merger Agreement”), by and among the Company, vFin Acquisition Corporation, a wholly owned subsidiary of the Company (“Merger Sub”), and vFinance, Inc. (“vFinance”).

Under the terms of the Merger Agreement, Merger Sub will merge with and into vFinance (the “Merger”). vFinance will be the surviving corporation of the Merger and will become a wholly owned subsidiary of the Company. Each share of common stock of Merger Sub, $0.01 par value per share, issued and outstanding immediately prior to the effective date of the Merger (the “Effective Date”) will be converted into and become a validly issued, fully paid and nonassessable share of vFinance common stock, $0.01 par value (“vFinance Common Stock”), with the same rights, powers and privileges as the shares so converted, and such shares will constitute the only outstanding shares of capital stock of vFinance. From and after the Effective Date, all certificates representing the common stock of Merger Sub will be deemed for all purposes to represent the number of shares of vFinance Common Stock into which they were converted. Each share of vFinance Common Stock (a “vFinance Share”) held by vFinance as treasury stock or owned by any subsidiary of vFinance, will be cancelled, and no payment will be made with respect thereto. Each vFinance Share issued and outstanding immediately prior to the Effective Date, by virtue of the Merger will be converted into the right to receive 0.14 (the “Exchange Ratio”) shares of Company common stock (the “Company Common Stock”), plus any cash in lieu of fractional shares of Company Common Stock. The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be tax-free to the Company and to vFinance’s stockholders.

Each option and warrant to purchase shares of vFinance common stock outstanding upon the closing of the Merger will be converted into options or warrants, as applicable, to acquire the number of shares of the Company’s Common Stock determined by multiplying (i) the number of vFinance shares of common stock underlying each outstanding vFinance stock option or warrant immediately prior to the Effective Date of the Merger by (ii) 0.14, at a price per share of the Company’s Common Stock equal to (i) the exercise price per share of each stock option or warrant otherwise purchasable pursuant to the vFinance stock option divided by (ii) 0.14.

Under the terms of the Merger Agreement, at the Effective Date the Company’s Board of Directors will consist of Mark Goldwasser (Chairman of the Board), Leonard J. Sokolow (Vice Chairman of the Board), Christopher Dewey (Vice Chairman of the Board), Charles Modica, Jorge Ortega, and up to three designees of the Company and up to one designee of vFinance. Messrs. Modica and Ortega and the designees will be independent directors. The designees must be reasonably acceptable to the boards of directors of the Company and vFinance, respectively.

Completion of the Merger is subject to various customary conditions, including, among others, (i) requisite approvals of vFinance stockholders, (ii) completion by the Company of a private placement of equity securities resulting in gross proceeds of at least $3 million, (iii) effectiveness of the registration statement for the Company securities to be issued in the Merger and (iv) absence of any suit, proceeding or investigation challenging or seeking to restrain or prohibit the Merger.

The Merger Agreement contains a non-solicitation or “no-shop” provision restricting each of the Company and vFinance from soliciting alternative acquisition proposals from third parties and from providing information to and engaging in discussions with third parties regarding alternative acquisition proposals. The no-shop provision is subject to a customary “fiduciary-out” provision, which allows each of the Company and vFinance under certain circumstances to provide information to and participate in discussions with third parties with respect to bona fide written unsolicited alternative acquisition proposals and under certain circumstances, coupled with the payment of a termination fee of $1.5 million, to terminate the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement and the Company’s joint press release with vFinance announcing the proposed Merger. The Merger Agreement and the press release are each filed as an exhibit to this report and are incorporated herein by reference.

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the Company and vFinance. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement together with the other information concerning the Company that the Company publicly files and reports on statements with the Securities and Exchange Commission (the “SEC”).

This material is not a substitute for the proxy statement/prospectus that the Company will file with the SEC. Investors are urged to read the document when it is available because it will contain important information, including detailed risk factors. The proxy statement/prospectus with other important documents to be filed by the Company will be available free of charge at the SEC’s website, www.sec.gov or from the Company. The Company’s directors and certain other executive officers may be considered participants in the solicitation of proxies in connection with the Merger. Information concerning the Company’s directors and executive officers can be found in the documents filed by the Company with the SEC. Certain directors and executive officers of the Company may have direct or indirect interest in the Merger. Additional information about the participants will be contained in the proxy statement/prospectus.

Voting Agreements

In connection with the Merger Agreement, the Company and Merger Sub have entered into a voting agreement (the “Stockholder Voting Agreement”) with Leonard J. Sokolow and Dennis De Marchena, who own approximately 10.7% and 9.9%, respectively, of vFinance’s outstanding shares of common stock as of November 7, 2007. Pursuant to the Stockholder Voting Agreement, Mr. Sokolow has agreed to vote all of his 5,883,010 shares and Mr. De Marchena has agreed to vote 2,000,000 of his shares, respectively, in favor of the Merger and against any transaction or other action that would interfere with the Merger.

Pursuant to the Merger Agreement, on the Effective Date Mark Goldwasser, Chairman of the board of directors of the Company, Christopher Dewey, Vice Chairman of the board of directors of the Company, and Leonard J. Sokolow, Chief Executive Officer and Chairman of the board of directors of vFinance, will enter into an agreement (the “Director Voting Agreement”) to vote their shares of the Company for the election of each other and their designated nominees until the earlier to occur of: (i) the Company’s merger, consolidation or reorganization whereby the holders of the Company’s voting stock immediately prior to such transaction own less than 50% of the voting power of the Company immediately after such transaction, (ii) by mutual consent of the parties thereto, (iii) the date that Messrs. Goldwasser, Sokolow and Dewey own in the aggregate less than one percent of the outstanding voting securities of the Company, (iv) upon the fifth anniversary of the Director Voting Agreement or (v) upon listing of the Company’s Common Stock on AMEX, the NASDAQ Capital Market or the NASDAQ Global Market.

The descriptions of the Stockholder Voting Agreement and the Director Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements. The Stockholder Voting Agreement, which is attached hereto as Exhibit 99.1, and the Director Voting Agreement, which is included within Exhibit 2.1 hereto, are incorporated herein by reference.

Sokolow Employment Termination Agreement to be Entered into on the Effective Date

On the Effective Date, the principal office of vFinance will be relocated to New York City, New York. Accordingly, pursuant to the terms of Mr. Sokolow’s present employment agreement with vFinance dated November 16, 2004, as amended, Mr. Sokolow is entitled to a lump sum cash payment of $1,150,000 as of the Effective Date. On the Effective Date, Mr. Sokolow and vFinance will enter into an employment termination agreement (“Termination Agreement”). The following description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement, which is included within Exhibit 2.1 hereto and is incorporated herein by reference.

Pursuant to the Termination Agreement, Mr. Sokolow’s employment agreement with vFinance will terminate, his stock options to purchase shares of vFinance common stock that have not vested as of the Effective Date of the Merger will not vest (as provided in his present employment agreement with vFinance) and he will receive a lump sum cash payment of $1,150,000 as required under the terms of his employment agreement with vFinance. However, if: (i) Mr. Sokolow’s employment is terminated by the Company with cause or (ii) Mr. Sokolow voluntarily resigns his employment with the Company, all stock options Mr. Sokolow received in exchange for his vFinance stock options pursuant to the terms of the Merger Agreement will become 100% vested and will remain exercisable by Mr. Sokolow or his beneficiaries for a period of nine months from the date of such event; provided, however, such period of nine months will not exceed the earlier of the latest date upon which such options could have expired by the original terms under the circumstances or the tenth anniversary of the original date of the grant of the options.

Pursuant to the terms of the Termination Agreement, if any payments made to Mr. Sokolow, including the acceleration of the vesting of his Company stock options, will be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, vFinance has agreed to pay Mr. Sokolow an additional amount such that the net amount retained by him, after deduction of any tax on such payment, will equal the payments received by Mr. Sokolow under the Termination Agreement.

Employment Agreements to be Entered into on the Effective Date

In connection with the Merger Agreement, on the Effective Date Mark Goldwasser and Leonard J. Sokolow will each enter into substantially identical five-year employment agreements with the Company, pursuant to which Mr. Goldwasser will be employed by the Company as Chairman and Chief Executive Officer and Mr. Sokolow will be employed by the Company as Vice Chairman and President, on the Effective Date of the Merger. Under the terms of the employment agreements, Messrs. Goldwasser and Sokolow will each receive an annual base salary of $450,000, which will increase 5% per year, and a non-accountable automobile expense allowance of $1,000 per month. In addition, each of them will be entitled to receive on a fiscal year basis a cash bonus determined in the discretion of the Compensation Committee of the board of directors of the Company of not less than: (i) $225,000, (ii) 5% of the Company’s fiscal year consolidated net income in excess of $4.5 million, up to 100% of the difference between their then current base salaries and $225,000 and (iii) such additional bonuses as the board of directors of the Company may determine based upon the Board’s assessment of their performance in the following areas: revenue growth of the Company, new business development, investor relations, communications with the board of directors, communication and collaboration with the other members of the Executive Committee of the board of directors and special projects as assigned by the board of directors.

Each employment agreement terminates upon the earliest to occur of: (i) the death of the employee; (ii) a termination by the Company by reason of the disability of the employee; (iii) a termination by the Company with or without cause; (iv) a termination by the employee with or without good reason, (v) upon a Change of Control or (vi) the non-renewal of the agreement. Upon the termination due to the death or disability of the employee, by the Company without cause, by the employee with good reason, upon a Change of Control or upon the expiration of the employment agreement if the Company or the employee refuses to extend the term of the employment agreement, the employee will be entitled to: (i) any accrued but unpaid salary or bonus or unreimbursed expenses; (ii) any bonus payable for the portion of the fiscal year during which the termination occurs; (iii) 100% of the employee’s base salary (150% in the event of termination by the Company without cause or by the employee with good reason); (iv) the continuation of health benefits until the earlier of (a) 18 months after termination and (b) the date the employee accepts other employment; and (v) all unvested options granted pursuant to the employment agreements will become immediately vested and be exercisable for a period of nine months.

Pursuant to each employment agreement, on the Effective Date each of Messrs. Goldwasser and Sokolow will be granted non-qualified stock options to purchase the greater of (i) 1,000,000 shares of the Company’s common stock or (ii) 5% of the Company’s issued and outstanding shares of common stock immediately after consummation of the Merger at a purchase price equal to the average of the 10-day closing market price of the Company’s Common Stock prior to the Effective Date of the Merger. The options vest and become exercisable as to 25% of the shares underlying the options every 12 months. The options expire 7 years from the Effective Date.

In accordance with the terms of the Merger Agreement, on the Effective Date Alan B. Levin, the Chief Financial Officer of vFinance will enter into a one-year employment agreement with the Company, pursuant to which he will be employed on the Effective Date as the Chief Financial Officer. Under the terms of the agreement, Mr. Levin will receive an annual base salary of $180,000. In addition, he will be entitled to receive an annual cash bonus determined in the discretion of the Compensation Committee of the board of directors of the Company based upon its assessment of Mr. Levin’s performance in the following areas: revenue, net income and revenue growth of the Company, new business development, investor relations, communications with the board of directors, communication and collaboration with the other members of the Executive Committee of the board of directors, and other factors including, without limitation, special projects as assigned by the Chief Executive Officer, Executive Committee or the board of directors of the Company.

The description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are included within Exhibit 2.1 hereto and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On November 7, 2007, the Company and vFinance issued a joint press release announcing the Agreement and Plan of Merger. A copy of the press release is filed as an exhibit herewith.

Item 9.01 Financial Statements and Exhibits

Exhibit

2.1	Agreement and Plan of Merger, dated November 7, 2007, by and among the Company, vFin Acquisition Corporation and vFinance, Inc. *

99.1	Voting Agreement, dated November 7, 2007, by and among the Company, vFin Acquisition Corporation, Leonard J. Sokolow and Dennis De Marchena.

99.2	Press Release dated November 7, 2007.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Exhibit F to the Merger Agreement has been omitted from Exhibit 2.1 and is filed as Exhibit 99.1 to this Form 8-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

NATIONAL HOLDINGS CORPORATION

By:	/s/ Mark Goldwasser
Mark Goldwasser
President and Chief Executive Officer

Dated: November 8, 2007